UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Delisting Notice

As previously disclosed, on March 11, 2024, NKGen Biotech, Inc. (the “Company”) received written notice (the “MVLS Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days prior to the date of the MVLS Notice, the Company’s Market Value of Listed Securities (as defined under Nasdaq rules) was below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq provided the Company with 180 calendar days, or until September 9, 2024 (“Compliance Deadlines”), to regain compliance with the MVLS Requirement. If, at any time before September 9, 2024, the market value of the Company’s common stock (calculated in accordance with Nasdaq rules) closed at $50 million or more for a minimum of ten consecutive business days, Nasdaq would provide written confirmation to the Company and close the matter.

The Company was unable to regain compliance with the MVLS Requirement by the Compliance Deadline.

As previously disclosed, on August 20, 2024, the Company received a notice from Nasdaq stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (together with the MVLS Requirement, the “Rules”) because it had not timely filed its Form 10-Q (the “10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”) on or before August 19, 2024, the extended period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On September 10, 2024, the Company received a new notification letter from Nasdaq (the “Delisting Notice”) notifying the Company that, as a result of the Company’s failure to regain compliance with the Rules by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Global Market. Unless the Company submits an appeal and a hearing request appealing the delisting determination to Nasdaq by no later than 4:00pm Eastern Time on September 17, 2024 (the “Appeal Deadline”), the Company’s common stock will be suspended at the opening of business on September 19, 2024 and will be delisted from the Nasdaq Global Market.

On September 12, 2024, the Company filed the 10-Q with the SEC, thereby regaining compliance with Nasdaq Listing Rule 5250(c)(1).

The Company currently intends to appeal Nasdaq’s determination to a hearings panel (the “Hearings Panel”), as well as a request to stay the suspension of its common stock pending the hearing date, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series by no later than the Appeal Deadline. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A request for a hearing regarding a delinquent filing will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request, provided that when the Company requests a hearing, it may also request an additional stay of the suspension, through the date of the hearing. The Company intends to request the additional stay of the suspension, and such request must include an explanation of why an extended stay is appropriate. The Hearings Panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable but, in any event, no later than 15 calendar days following the deadline to request the hearing. No assurances can be provided that that the Nasdaq will grant a stay of the suspension of its common stock beyond the 15 day automatic stay period. Furthermore, even if Nasdaq extends the stay, no assurances can be provided that the Company will obtain a favorable decision from the Hearings Panel, and/or that the Company will be able to regain or maintain compliance with the Nasdaq listing rules and continue the listing of its common stock on the Nasdaq Global Market.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

MVPHS Notice

On September 11, 2024, the Company, received written notice (the “MVPHS Notice”) from the Nasdaq notifying the Company that, based on the market value of publicly held shares for the previous 30 consecutive business days, the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company’s listed securities to maintain a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Requirement”). The MVPHS Notice has no immediate effect on the listing of the Company's securities on Nasdaq. The Company intends to monitor the market value of the Company's listed securities and may, if appropriate, consider available options to regain compliance with the MVPHS Requirement.

Under Nasdaq Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days (or until March 10, 2025) to regain compliance with the MVPHS Requirement. To regain compliance during this 180-day compliance period, the minimum market value of publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days. In the event that the Company does not regain compliance with the MVPHS Requirement prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company's securities are subject to delisting. At that time, the Company may appeal the relevant delisting determination to the Hearings Panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the Hearings Panel, that such appeal would be successful.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: September 16, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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